B + Exhibit 99.2

` Q1 2025 Shareholder Letter 1

Q1 2025 Shareholder Letter 2

To Our Shareholders Q1’25 revenue of $110.1 million was above the midpoint of our guidance, down 10% year-over-year and down 1% vs. Q4’24. The sequential revenue decline of 1% represents a fairly typical seasonal cadence as employers resume their hiring campaigns after the holiday slowdown, versus the sequential declines of 13% and 10% in Q1’23 and Q1’24, respectively. Further, Q1’25 Quarterly Paid Employers increased by 10% sequentially, which is the highest Q4 to Q1 growth since 2021. Net loss in Q1’25 was ($12.8) million, equating to a net loss margin of (12)%, and Adjusted EBITDA was within our guidance range at $5.9 million, or a 5% Adjusted EBITDA margin. We started the year with cautious optimism, seeing a stronger sequential increase in employer activity compared to the prior two years. However, with the increased uncertainty about the macroeconomic outlook over the past several weeks, we now see employers adopting a “wait-and-see” attitude, reflecting widespread uncertainty in the near-term U.S. economy. While we have yet to see a sharp pull back in employer hiring, we also are not seeing an acceleration in hiring activity as we enter the second quarter. Further, the Quits Rate remained near its lowest level since 2015, excluding the onset of the COVID pandemic, suggesting that fewer people are looking for jobs. Per SimilarWeb, total Q1’25 web traffic decreased approximately 17% year-over-year for companies in the online recruiting category focused exclusively on job seeker services1. Although ZipRecruiter saw a 5% year-over-year decrease in web traffic, we continued to gain share across the category. Additionally, thanks to continued improvements in matching technology, our internal job seeker engagement metrics in Q1’25 reached the highest level during a first quarter over the past four years, more than offsetting the modest year-over-year reduction in top-of-funnel web traffic. With the economic backdrop rapidly evolving, adaptability matters more than ever. We believe our large and growing proprietary data set enables us to read and react to labor market changes in real time, and we are prepared for a wide range of outcomes this year. Our Q2’25 revenue guidance of $111.0 at the midpoint reflects modest topline growth quarter-over-quarter and assumes a continuation of paid employer trends we have observed to date. Looking at the full 1 SimilarWeb Market Intelligence Platform. Results shown are from Jan 2025 - Mar 2025 compared to Jan 2024 - Mar 2024 for individual domains of ZipRecruiter.com, CareerBuilder.com, Glassdoor.com, and Indeed.com and not for parent companies, subsidiary sites, partner sites or subchannels. Companies in the online recruiting category focused exclusively on job seeker services excludes LinkedIn.com. Q1 2025 Shareholder Letter 3 year, we believe achieving year-over-year growth in the fourth quarter is a likely scenario, a view that we shared last quarter. We also continue to believe that our full-year Adjusted EBITDA margins in that scenario would be in the mid-single digits as we maintain our investment behind long-term strategic initiatives. Regardless of the macroeconomic environment, ZipRecruiter continues to invest strategically in product and technology initiatives. From innovative product features like ZipIntro and our next-generation Resume Database (RDB), to our acquisition of Breakroom and expansion of applicant tracking system integrations, our marketplace continues to get stronger as we use cutting edge technology to put the right job seeker in front of the right employer faster than ever before. Driving even greater engagement between both sides of our marketplace is key to connecting people to their next great opportunity, and we believe we are poised for outsized growth when hiring activity rebounds. _____________________ ________________________ ________________________ Ian Siegel David Travers Tim Yarbrough Chief Executive Officer President Chief Financial Officer Q1 2025 Shareholder Letter 4

First Quarter 2025 Key Results Q1’25 Revenue $110.1 million (10)% y/y Quarterly Paid Employers2 63.5K (11)% y/y Revenue per Paid Employer2 $1,734 2% y/y Gross Margin 89% Net Income (Loss) ($12.8) million Net Income (Loss) Margin (12)% Adjusted EBITDA2 $5.9 million Adjusted EBITDA Margin2 5% Financial Outlook Q2’25 Revenue $108 - $114 million Adjusted EBITDA2 Adjusted EBITDA margin $4 - $10 million 4% - 9% 2 See “Key Operating Metrics and Non-GAAP Financial Measures” below for additional information regarding key operating metrics and non-GAAP measures used in this shareholder letter and a reconciliation of GAAP net income (loss) to Adjusted EBITDA. Q1 2025 Shareholder Letter 5

Business Highlights We are focused on product and technology investments that drive better matching and engagement between employers and job seekers. We believe that, over time, this focus will translate into more Paid Employers, increasing Revenue per Paid Employer, and more job seekers in our marketplace. Quarterly Paid Employers Grew 10% Sequentially. We finished the quarter with 63,466 Quarterly Paid Employers in Q1’25, up 10% sequentially. The sequential growth in Paid Employers in Q1’25 represents our largest Q4 to Q1 sequential increase since 2021 and stands in contrast to the +1% and -2% quarter-over-quarter changes in Q1’24 and Q1’23, respectively. The positive employer trends we noted previously continued throughout Q1, most notably from SMBs, which make up the majority of our Paid Employers. Total Revenue Per Paid Employer Increased 2% Year-over-Year. Total Revenue per Paid Employer for Q1’25 was $1,734, up 2% year-over-year and down 10% sequentially. The year-over-year growth is driven by a slight mix shift from subscription revenue to performance revenue. The quarter-over-quarter decrease in Q1’25 is consistent with seasonal patterns we have seen historically, when Quarterly Paid Employers typically grow after the holiday slowdown in Q4. Performance-based revenue represented 22% of revenue in Q1’25, compared to 21% in Q1’24, and 23% of revenue in Q4’24. Building Out Applicant Tracking System (ATS) Integrations. ZipRecruiter’s over 180 ATS integrations are an investment a decade in the making, enabling a more seamless hiring experience for Enterprise employers. In Q1’25, ZipRecruiter achieved Workday Certified Integration status, deepening our integration with the largest Enterprise ATS in the market. As a Workday Innovation partner, ZipRecruiter can advertise our partnership and integration through Workday Marketplace and within the Workday Community, expanding our reach amongst top Enterprise companies. With this improved integration we can now pass applications from the ZipRecruiter site directly to Workday ATS customers, support screening questions within the application flow, and ensure more jobs utilize our ZipApply product. Employers who use ZipApply receive 3x more applications3 for their roles and get their first five candidates 4x faster.4 This provides a seamless platform handoff experience that allows job seekers to stay on ZipRecruiter and employers to never leave the Workday platform. 4 ZipRecruiter Internal Data for new job listings only, Dec. 1, 2024 - March 1, 2025. 3 ZipRecruiter Internal Data, average Jan 1 to Dec 31, 2024. Q1 2025 Shareholder Letter 6

***Next-Generation Resume Database Momentum.*** Following the launch of our next-generation Resume Database (RDB) in Q3'24, we continue to release new features that build on its existing capabilities for employers of all sizes. In Q1'25, we released features focused on improving collaboration between teams when proactively sourcing candidates. Now employers can share resumes with other users, transfer project ownership between users, and move candidates between roles they're hiring for. Employers have quickly embraced the new features. For example, of the Enterprise employers who purchased RDB views, **we saw a 9% increase in the resume unlock rate versus Q4'24**.


Instantly unlock contact information
Camille E.
Austin, TX
Unlock
Skills
Experience
Education

***Driving More Face-to-Face Connections.*** ZipIntro brings employers and job seekers together for face-to-face video conversations fast. Building on the momentum of the release of ZipIntro in 2024, we rolled out a new feature in Q1'25 that allows employers to schedule phone, video, and in-person meetings with candidates directly in our Messages app. This feature helps employers engage with candidates even faster, providing a more efficient hiring experience for employers and job seekers alike. **Employer adoption continues to increase, with scheduled sessions growing 16% quarter-over-quarter in Q1'25**.


Scheduling, simplified
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***Driving Better Performance for Enterprises.*** Our Enterprise customers manage sophisticated hiring campaigns for different roles across multiple geographies. They rely on us to optimize their campaigns, driving high-quality candidates to their jobs. In Q1'25 we improved the bidding model in our automated campaign optimization solution, **resulting in a 7% month-over-month increase in applications delivered to Enterprise customers in the first month of launch.**

Q1 2025 Shareholder Letter 7

Q1’25 Financial Discussion Revenue Revenue for Q1’25 was $110.1 million, down 10% year-over-year and down 1% quarter-over-quarter. The decrease year-over-year is primarily due to continued softness in hiring demand. The quarter-over-quarter decline is in contrast to -13% and -10% sequential declines in Q1’23 and Q1’24, respectively, and reflects a more typical seasonal pattern of hiring activity. Quarterly Paid Employers We had 63,466 Quarterly Paid Employers in Q1’25, down 11% year-over-year and up 10% sequentially. The decrease year-over-year is primarily due to reduced demand from SMBs, reflective of continued uncertainty in the hiring market. The sequential growth represents our largest Q4 to Q1 sequential increase since 2021 and stands in contrast to the -2% and +1% quarter-over-quarter changes in Q1’23 and Q1’24, respectively. Revenue per Paid Employer Revenue per Paid Employer for Q1’25 was $1,734, up 2% year-over-year and down 10% sequentially. The increase year-over-year is primarily due to the slight mix shift from subscription revenue to performance revenue, as performance-based revenue represented 22% of revenue in Q1’25, compared to 21% in Q1’24. The quarter-over-quarter decrease is consistent with seasonal patterns we have seen historically, when Quarterly Paid Employers grow after the holiday slowdown in Q4. Gross Profit and Margin Gross profit for Q1’25 was $98.4 million, down 10% year-over-year and down 1% sequentially. The decreases year-over-year and quarter-over-quarter are driven by lower revenue. Gross margin for Q1’25 decreased slightly to 89% versus 90% in the prior quarter, but remained in line with Q1’24. Q1 2025 Shareholder Letter 8

Operating Expenses Total operating expenses for Q1’25 were $110.1 million, compared to $109.8 million in Q1’24 and $103.5 million in Q4’24. Total operating expenses remained flat year-over-year. Total operating expenses increased sequentially primarily due to higher marketing and personnel-related expenses. Sales and Marketing (S&M) expenses were $58.5 million in Q1’25, or 53% of revenue, compared to $54.7 million, or 45% of revenue, in Q1’24, and $54.7 million, or 49% of revenue, in Q4’24. We increased S&M investment in response to a more positive hiring environment and attractive returns on investment. Research and Development (R&D) expenses were $33.3 million in Q1’25, or 30% of revenue, compared to $36.1 million, or 30% of revenue, in Q1’24, and $31.7 million, or 29% of revenue, in Q4’24. R&D spend decreased year-over-year, primarily due to lower stock-based compensation and other personnel-related expenses. The increase sequentially was due to higher personnel-related expenses. General and Administrative (G&A) expenses were $18.3 million in Q1’25, or 17% of revenue, compared to $19.1 million, or 16% of revenue, in Q1’24, and $17.1 million, or 15% of revenue, in Q4’24. The decrease in general and administrative expenses year-over-year was primarily driven by lower stock-based compensation. G&A expenses increased sequentially primarily due to higher personnel-related expenses. Q1 2025 Shareholder Letter 9

## Net Income (Loss) and Adjusted EBITDA


Adjusted EBITDA Margin
17%
23%
13%
13%
5%
Q1'24
Q2'24
Q3'24
Q4'24
Q1'25

Net loss in Q1'25 was ($12.8) million, or (12)% net loss margin, compared to net loss of ($6.5) million in Q1'24 and net loss of ($10.8) million in Q4'24, equating to (5)% and (10)% margins, respectively. Adjusted EBITDA was $5.9 million, equating to an Adjusted EBITDA margin of 5%, in Q1'25, compared to $20.8 million, with a margin of 17%, in Q1'24, and $14.4 million, with a margin of 13%, in Q4'24. Net income and Adjusted EBITDA decreased year-over-year primarily driven by revenue declines, while the sequential declines were primarily driven by higher marketing and personnel-expenses.

## Fully Diluted Shares

As of March 31, 2025, ZipRecruiter had a fully diluted capitalization of 108 million shares of Class A common stock and Class B common stock. This fully diluted capitalization share count includes (a) shares of Class A common stock and Class B common stock outstanding and (b) all shares of Class A common stock and Class B common stock reserved for issuance to settle outstanding stock options and restricted stock units, but does not include shares of Class A common stock and Class B common stock reserved for future issuance of award grants under ZipRecruiter's equity compensation plans.

As of March 31, 2025, the remaining amount available to repurchase under our $650.0 million share repurchase program was $95.7 million.

## Cash, Cash Equivalents and Marketable Securities


Cash, Cash Equivalents & Marketable Securities ($ in millions)
$513.0
$523.3
$497.6
$505.9
$468.2
Mar-24
Jun-24
Sep-24
Dec-24
Mar-25

Cash, cash equivalents and marketable securities totaled $468.2 million as of March 31, 2025, compared to $513.0 million as of March 31, 2024, and $505.9 million as of December 31, 2024. The decreases in cash, cash equivalents and marketable securities year-over-year and quarter-over-quarter were primarily due to repurchases of Class A common stock under our share repurchase program and cash flow from operations. In Q1'25, we purchased 4.6 million shares totaling $27.4 million.

Q1 2025 Shareholder Letter
10

Financial Outlook Quarterly Guidance Our Q2’25 revenue guidance of $111 million at the midpoint represents a 10% decline year-over-year, though up 1% quarter-over-quarter. Our Q2 guidance assumes a continuation of paid employer trends we have observed to date. While the macroeconomic outlook has grown more uncertain and we are preparing for an even wider range of scenarios than a quarter ago, we remain cautiously optimistic, as employers are keeping hiring activity steady while navigating the current macroeconomic environment. Our Adjusted EBITDA guidance for Q2’25 is $7 million at the midpoint, or a 6% Adjusted EBITDA margin. We remain disciplined in deploying marketing dollars towards campaigns we believe will drive a strong ROI, letting data guide our decision making as we continue to build the ZipRecruiter brand and marketplace. Looking at the full year, we still believe achieving year-over-year growth in the fourth quarter is a likely scenario. We also still believe that our full-year Adjusted EBITDA margins in that scenario will be in the mid-single digits as we continue to invest in long-term strategic initiatives. As the macroeconomic backdrop evolves, we continue to remain nimble, investing in ROI-positive Sales & Marketing initiatives if the data shows signs of recovery, and conversely pulling back on spend and generating higher Adjusted EBITDA margins if hiring demand further erodes. We remain confident in the long-term growth opportunity, and in all scenarios will continue to invest in our product and technology with the goal of increasing value for both sides of our marketplace. Q1 2025 Shareholder Letter 11

Forward-Looking Statements This shareholder letter contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this shareholder letter that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding our market opportunity and market share; statements under the section titled “Financial Outlook”; statements regarding our expected financial performance and operational performance for the second quarter of 2025 and fiscal year 2025; statements regarding our expected future revenue growth, Adjusted EBITDA profitability and key strategies and investments; statements regarding the long term health of the U.S. labor market and expected hiring activity; statements regarding uncertainty in the near-term U.S. economy; statements regarding our new products or product improvements, including our Applicant Tracking System integrations, next-generation Resume Database and ZipIntro, and the expected performance thereof; statements regarding job seeker engagement levels, as well as statements that include the words “expect,” “intend,” “plan,” “believe,” “project,” “forecast,” “estimate,” “may,” “should,” “anticipate” and similar statements of a future or forward-looking nature. These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to: our ability to attract and retain employers and job seekers; our ability to compete with well-established competitors and new entrants; our ability to achieve and/or maintain profitability; our ability to maintain, protect and enhance our brand and intellectual property; our dependence on macroeconomic factors, including potential unfavorable changes in U.S. trade or other policies, such as U.S. tariff policies, and the potential negative economic consequences thereof; our ability to maintain and improve the quality of our platform; our dependence on the interoperability of our platform with mobile operating systems that we do not control; our ability to successfully implement our business plan during a global economic downturn that may impact the demand for our services or have a material adverse impact on our and our business partners’ financial condition and results of operations; our ability and the ability of third parties to protect our users’ personal or other data from a security breach and to comply with laws and regulations relating to consumer data privacy and data protection; our ability to detect errors, defects or disruptions in our platform; our ability to comply with the terms of underlying licenses of open source software components on our platform; our ability to expand into markets outside the United States; our ability to achieve desired operating margins; our compliance with a wide variety of U.S. and international laws and regulations; our reliance on Amazon Web Services; our ability to mitigate payment and fraud risks; our dependence on our senior management and our ability to attract and retain new talent; and the other important risk factors more fully discussed and described in documents we have filed with the Securities and Exchange Commission (“SEC”), including our Annual Report on Form 10-K for the year ended December 31, 2024 that we filed with the SEC and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025 that we will file with the SEC. In addition, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements that we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this release are inherently uncertain and may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Accordingly, you should not rely upon forward-looking statements as predictions of future events. In addition, the forward-looking statements made in this shareholder letter relate only to events or information as of the date on which the statements are made in this letter. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. Q1 2025 Shareholder Letter 12

Conference Call Details We will host a conference call to discuss our financial results on Thursday, May 8, 2025, at 2:00 p.m. Pacific Time. A live webcast of the call can be accessed from ZipRecruiter’s Investor Relations website. An archived version will be available on the website two hours after the call. Investors and analysts can participate in the conference call by dialing +1 (888) 440-4199, or +1 (646) 960-0818 for callers outside the United States, and using the conference ID 9351892. A telephonic replay of the conference call will be available until Thursday, May 15, 2025. To listen to the replay please dial +1 (800) 770-2030 or +1 (609) 800-9909 for callers outside the United States and use the Conference ID 9351892. Q1 2025 Shareholder Letter 13

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED) (in thousands) Q1 2025 Shareholder Letter 14

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED) (in thousands, except per share amounts) Q1 2025 Shareholder Letter 15

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED) (in thousands) Q1 2025 Shareholder Letter 16

RECONCILIATION OF GAAP NET LOSS TO ADJUSTED EBITDA (UNAUDITED) (in thousands, except Adjusted EBITDA margin data) RECONCILIATION OF GAAP TO NON-GAAP COST OF REVENUE (UNAUDITED) (in thousands) Q1 2025 Shareholder Letter 17

RECONCILIATION OF GAAP TO NON-GAAP OPERATING EXPENSES (UNAUDITED) (in thousands) FULLY DILUTED SHARES (UNAUDITED) (in thousands) Q1 2025 Shareholder Letter 18

Key Operating Metrics and Non-GAAP Financial Measures This shareholder letter includes certain key operating metrics, including Quarterly Paid Employers and Revenue per Paid Employer, and non-GAAP financial measures, including Non-GAAP cost of revenue, Non-GAAP operating expenses, Adjusted EBITDA and Adjusted EBITDA margin. We define Paid Employers as any actively recruiting employer(s) (or entities acting on behalf of an employer) on a paying subscription plan or performance marketing campaign for at least one day. Paid Employer(s) excludes employers from our Job Distribution Partners or other indirect channels, employers who are not actively recruiting, and employers on free trial. Job Distribution Partners are defined as third-party sites who have a relationship with us and advertise jobs from our marketplace. Quarterly Paid Employers means, with respect to any fiscal quarter, the count of Paid Employers during such fiscal quarter. Revenue per Paid Employer is the total company revenue in a particular period divided by the count of Quarterly Paid Employers in the same period. We define Non-GAAP cost of revenue as our cost of revenue before stock-based compensation expense, and depreciation and amortization. We define Non-GAAP operating expenses as our operating expenses before stock-based compensation expense, and depreciation and amortization. We define Adjusted EBITDA as our net income (loss) before interest expense, other (income) expense, net, income tax expense (benefit) and depreciation and amortization, adjusted to eliminate stock-based compensation expense. Adjusted EBITDA margin represents Adjusted EBITDA as a percentage of revenue for the same period. Management and our board of directors use these key operating metrics and non-GAAP financial measures as supplemental measures of our performance because they assist us in comparing our operating performance on a consistent basis, as they remove the impact of some items not directly resulting from our core operations. We also use these key operating metrics and non-GAAP financial measures for planning purposes, including the preparation of our internal annual operating budget and financial projections, to evaluate the performance and effectiveness of our strategic initiatives and to evaluate our capacity for capital expenditures to expand our business. Non-GAAP cost of revenue, Non-GAAP operating expenses, Adjusted EBITDA and Adjusted EBITDA margin should not be considered in isolation, as an alternative to, or superior to net income (loss), revenue, cash flows or other measures derived in accordance with GAAP. These non-GAAP measures are frequently used by analysts, investors and other interested parties to evaluate companies in our industry. Management believes that the presentation of non-GAAP financial measures is an appropriate measure of operating performance because they eliminate the impact of some expenses that do not relate directly to the performance of our underlying business. These non-GAAP financial measures should not be construed as an inference that our future results will be unaffected by unusual or other items. Additionally, Adjusted EBITDA and Adjusted EBITDA margin are not intended to be a measure of free cash flow for management’s discretionary use, as they do not reflect our tax payments and certain other cash costs that may recur in the future, including, among other things, cash requirements for costs to replace assets being depreciated and amortized including our capitalized internal use software. Management compensates for these limitations by relying on our GAAP results in addition to using Adjusted EBITDA and Adjusted EBITDA margin as supplemental measures of our performance. Our measures of Adjusted EBITDA and Adjusted EBITDA margin used herein are not necessarily comparable to similarly titled captions of other companies due to different methods of calculation. We are not able to provide a reconciliation of Adjusted EBITDA and Adjusted EBITDA margin for Q2’25 or the full fiscal year 2025 to net income (loss) and net income (loss) margin, the comparable GAAP measures, respectively, because certain items that are excluded from non-GAAP financial measures cannot be reasonably predicted or are not in our control. In particular, we are unable to forecast the timing or magnitude of stock-based compensation or amortization of internal-use software, as applicable, without unreasonable efforts, and these items could significantly impact, either individually or in the aggregate, GAAP measures in the future. See the tables above regarding reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures. Q1 2025 Shareholder Letter 19